Exhibit 10.2
CONSULTING AGREEMENT
This Consulting Agreement (“Agreement”) is made by and between A&K Financial Consulting Services, LLC (“A&K Consulting”), Alan Gahm (“Gahm”) (A&K Consulting and Gahm collectively, the “Consultant”), and Heliogen, Inc. (“Client”). Consultant and Client are sometimes collectively referred to as the “Parties” or singularly as a “Party.” In consideration of the mutual promises contained in this Agreement, the Parties agree as follows:
1.Scope of Services
a.A&K Consulting shall provide Client the consulting services of Gahm, A&K Consulting’s sole member. Gahm will perform all duties and fulfill the responsibilities typically completed or required of a Chief Financial Officer of a public company in the United States, including, but not limited to, oversight of the Client’s accounting and finance organization (including Treasury and Tax functions), financial and accounting compliance functions, preparing the Client’s financial statements and signing the Client’s reports to be filed with the Securities and Exchange Commission (for instance on Forms 10-Q, 10-K and 8-K), communicating with shareholders, assisting in financing or other strategic transactions, coordinating with the Client’s independent public accountants with respect to quarterly reviews and annual audits, coordinating with the Chairman of the Audit Committee and providing all information necessary, appropriate or required for the Audit Committee, and such other duties reasonably requested by the Client’s corporate officers or Board of Directors, consistent with the position of Chief Financial Officer (the “Services”). Consultant shall render the Services as an independent contractor to Client. Consultant acknowledges and agrees that Gahm will use his own independent discretion in performing the Services, within the scope of the Services specified by the Client. The Services under this Agreement will all be performed exclusively by Gahm and may not be subcontracted or assigned to other persons. Gahm will provide the Services on a full-time basis, devoting all necessary time to satisfactorily perform the Services. Gahm shall, and A&K Consulting shall cause Gahm to, exercise reasonable skill and care in providing the Services hereunder and to perform the Services in a professional manner, consistent with industry standards. Gahm will report directly to the Client’s Chief Executive Officer (“CEO”).
b.If and to the extent requested by the CEO or Board of Directors, following the termination of this Agreement, Consultant will provide such assistance and certifications as may be requested or necessary in order to enable the Client to make timely filing of its next succeeding quarterly or annual report on Form 10-Q or 10-K, respectively, required to be filed by the Client following the termination of this Agreement. To the extent that Consultant is requested to provide such assistance and certifications, Consultant shall be compensated at the same rate as for the Services as described herein, pro-rated based on the time spent in so doing, and for purposes of this Agreement, such additional assistance and services shall be deemed to be part of the Services hereunder.
c.The Services will be rendered from the Client’s location, as requested by the Client, and subject to change as necessary to carry out the Services.
2.Compensation
a.As consideration for the Services, the Client shall pay A&K Consulting a fee of $175 per hour. A&K Consulting shall submit invoices to the Client, payable in thirty (30) days from the invoice date. The Client agrees to reimburse A&K Consulting for reasonable travel-related (non-commuting expenses) and out of pocket expenses that are incurred by Gahm with the performance of the Services, provided Gahm receives prior written consent from an authorized agent of the Client prior to incurring such expenses. Expenses include but are not limited to: reproduction, shipping, postage, software, mileage, tolls, cab fares, parking, hotel, meals during travel, airline travel, and other similar expenses related to the Services. A&K Consulting will maintain adequate documentation and records to support all expenses invoiced to the Client including receipts for travel-related expenses.
b.If a Party hereto brings any action to enforce its rights hereunder, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action.
c.Payments to A&K Consulting under this Agreement shall not be subject to withholding of state or federal taxes of any kind. All taxes are the sole responsibility of Consultant. Consultant represents, warrants and covenants to the Client that it has paid and shall continue to pay all taxes owed by it and has filed and shall continue to file all reports required to be filed by it with respect to the Services. Consultant agrees that it (including any employees, contractors, agents, or affiliates of Consultant) will not be eligible for any employee benefits of the Client.
3.Term and Termination. The term (the “Term”) of this Agreement shall begin January 11, 2024, and shall continue for a period of three (3) consecutive months, unless terminated by a Party under the terms of this Agreement. This Agreement may be renewed for successive three (3) month Term if agreed to in writing by the Parties. The Parties may terminate this Agreement with fourteen (14) days written notice. Upon termination, A&K Consulting shall be entitled to receive compensation and reimbursement for any Services and expenses accrued, but not paid by the Client.
4.Confidentiality. The Parties acknowledge that there is an exchange of confidential information associated with this Agreement. Consultant agrees to hold Client’s Confidential Information (as defined below) in strict confidence and not to disclose such Confidential Information to any third parties. Consultant also agrees not to use any of Client’s Confidential Information for any purpose other than performance of Consultant’s Services hereunder. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, or otherwise, regarding Client, Client’s business, as well as Client’s subsidiaries and affiliates, obtained by Consultant pursuant to Services provided under this Agreement that is not generally known in the Client’s trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed business activities of Client or its subsidiaries and affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, intellectual property rights, and software source documents; (c) information regarding plans for research, development, investments, dispositions, acquisitions, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) any information regarding the skills and compensation of employees, contractors or other agents of the Client or its subsidiaries and, affiliates and (f) any other non-public information that a competitor of the Client could use to the Client’s competitive disadvantage or the competitive disadvantage of any of the Client’s subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of the Client’s business. Consultant’s obligations set forth in this Section 4 shall not apply with respect to any portion of the Confidential Information that the Consultant can document that such portion: (i) is in the public domain through no fault of the Consultant; (ii) has been rightfully independently communicated to the Consultant free of any obligation of confidence; or (iii) was developed by the Consultant independently of and without reference to any information communicated to the Consultant by the Client. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or, as applicable, such subsidiary, affiliate, supplier, customer, or third-party. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information. Notwithstanding the foregoing, the obligations of confidentiality and non-use with respect to Confidential Information required by this Section 4 shall not apply to any Confidential Information required to be disclosed pursuant to a subpoena in any court or administrative proceeding, if sought in an oral deposition, or is otherwise required to be disclosed by law, in any such case only after giving Client as much advance notice of any such potential disclosure to permit the Client to seek a protective order limiting or preventing the disclosure. Additionally, nothing herein shall restrict Consultant from engaging in the activities set forth in Section 10 or engaging in any other legally protected activity. Additionally, and notwithstanding the foregoing, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
5.Work Product. Client shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas, concepts, techniques and information made or conceived or reduced to practice, in whole or in part, by Consultant during the Term of this Agreement and that arise out of the Services or any Confidential Information (as defined below)(collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Client upon written request. Consultant shall further assist Client, at Client’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.
6.Non-Interference. During the Term of this Agreement, and for one year immediately following the expiration of the Term, Consultant agrees not to interfere with the business of Client by soliciting or attempting to attempt to solicit any employee, consultant, or independent contractor of Client to terminate such person’s employment or service in order to become an employee, consultant, or independent contractor to or for any other person or entity.
7.Nature of Relationship. Consultant is retained as an independent contractor, not as an employee, joint venture, partnership, or agent of any kind. Consultant shall not act as an agent on behalf of Client or shall be deemed to have the authority or right to act for or on behalf of Client except as provided in this Agreement or otherwise without Client’s prior written consent.
8.Indemnity. Consultant and the Client will promptly enter into an indemnification agreement in substantially the same form provided to other similarly situated officers of the Client and such agreement shall include indemnification of Consultant in connection with any claims against Consultant in Gahm’s capacity as an officer of the Client.
9. Remedies. In the event of a breach of the terms of this Agreement (Sections 4, 5, 6) by Consultant the parties hereto acknowledge and agree that it would be difficult to measure the damage to the Company from such breach, that injury to the Company from such breach would be impossible to calculate and that monetary damages would therefore be an inadequate remedy for any breach. Accordingly, the Company, in addition to any and all other rights which may be available may be entitled to injunctive relief or other similar remedy specifically to enforce Sections 4, 5, and/or 6. Nothing contained herein shall preclude the Client from seeking monetary damages of any kind, including reasonable fees and expenses of counsel and other expenses, in a court of law.
10.Reports to Government Entities. Nothing in this Agreement shall restrict or prohibit Consultant from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Client to engage in such communications with the Regulators, respond to such inquiries from the Regulators, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. Consultant is not required to notify the Client that Consultant has engaged in such communications with the Regulators.
11.Other Provisions
a.Notice. Any notices and other communications under this Agreement shall be deemed to have been duly given if in writing and: (i) delivered in person and a receipt is given; (ii) if sent by electronic transmission and receipt confirmation is received; or (iii) if sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and email addresses set forth below (or to such other addresses as a Party may designate by notice to the other Party):

To Consultant	To Client
Alan Gahm	Heliogen, Inc.
130 West Union Street
Pasadena, CA 91103
Attn: General Counsel
Email: legal@heliogen.com
b.Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is intended to benefit only the Parties and may be enforced solely by the Parties, their successors in interest or permitted assigns. It is not intended to, and shall not, create rights, remedies or benefits of any character whatsoever in favor of any persons, corporations, associations, or entities other than the Parties, except as provided herein.
c.Waiver. Any waiver by a Party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.
d.Entire Agreement. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to this subject matter. This Agreement may be amended only in a written amendment executed by all of the Parties to this Agreement.

e.Assignment. Consultant may not its rights or obligations hereunder without the express written consent of the Client. The Client may assign this Agreement to an affiliate or in the event of a corporate transaction, reorganization, or restructuring upon prior written notice to the Consultant.
f.Severability. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a judicial body, such holding shall not affect the validity and enforceability of any other provisions hereof. Further, should any provisions within this Agreement ever be reformed or rewritten by a judicial body, such provisions as so rewritten shall be binding upon the Parties hereto.
g.Arbitration. Consultant and the Client agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, Consultant’s engagement with the Client, or the termination of Consultant’s engagement, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules-comprehensiv-arbitration/), or such other rules and procedures as may be required by law or agreed upon by the Parties. Consultant acknowledges that by agreeing to this arbitration procedure, both Consultant and the Client waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by Consultant or the Client, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This Section 10(g) shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, to the extent such claims are not permitted by applicable law(s) to be submitted to mandatory arbitration and the applicable law(s) are not preempted by the Federal Arbitration Act or otherwise invalid (collectively, the “Excluded Claims”). In the event Consultant intends to bring multiple claims, including any Excluded Claim(s), the Excluded Claim(s) may be filed with a court, while any other claims will remain subject to mandatory arbitration. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that Consultant or the Client would be entitled to seek in a court of law. The Parties equally share the cost of all JAMS arbitration fees and share bear their own attorney fees and costs, unless expressly provided for in this Agreement. Nothing in this agreement to arbitrate is intended to prevent either Consultant or the Client from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

h.Jurisdiction and Venue. This Agreement shall be governed by the laws of the State of Texas. THE PARTIES AGREE THAT IF IT BECOMES NECESSARY FOR ANY OF THE PARTIES TO FILE AN ACTION TO OBTAIN INJUNCTIVE RELIEF OR FOR EXCLUDED CLAIMS AS PERMITTED BY SECTION 10(g) THAT SUCH ACTION SHALL BE BROUGHT EXCLUSIVELY IN HARRIS COUNTY, TEXAS, AND THAT VENUE IS PROPER IN HARRIS COUNTY, TEXAS.
[Signature page to follow]

A&K FINANCIAL CONSULTING SERVICES, LLC		HELIOGEN, INC.

By:	/s/ Alan Gahm	By:	/s/ Christie Obiaya
	Alan O. Gahm		Christie Obiaya, Chief Executive Officer
Date:	January 11, 2024	Date:	January 11, 2024

7